December 22, 1998


UNIVERSITY OF CALIFORNIA, BERKELEY

OFFICE OF TECHNOLOGY LICENSING                                          [SEAL]


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------





                      AMENDED AND RESTATED EXCLUSIVE. LICENSE


                                       BETWEEN


                              ACACIA BIOSCIENCES, INC.


                                        AND


                     THE REGENTS OF THE UNIVERSITY OF CALIFORNIA


                                         FOR


                                GENE REPORTER MATRIX





                                                       UC Case No.: B95-034

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------








* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  TABLE OF CONTENTS

SECTION   TITLE                                                                       PAGE
1.        BACKGROUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.        GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

4.        SUBLICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

5.        LICENSE ISSUE FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

6.        ROYALTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

7.        DUE DILIGENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

8.        PROGRESS AND ROYALTY REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . .9

9.        BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

10.       LIFE OF THE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

11.       TERMINATION BY REGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

12.       TERMINATION BY LICENSEE . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

13.       DISPOSITION OF PRODUCTS ON HAND UPON TERMINATION. . . . . . . . . . . . . . . 11

14.       PATENT PROSECUTION AND MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . 11

15.       MARKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

16.       USE OF NAMES AND TRADEMARKS . . . . . . . . . . . . . . . . . . . . . . . . . 13

17.       LIMITED WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

18.       PATENT INFRINGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

19.       INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

20.       EXPORT CONTROLS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

21.       FOREIGN GOVERNMENTAL APPROVAL OR REGISTRATION . . . . . . . . . . . . . . . . 15

22.       ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

23.       NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

24.       LATE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

25.       WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

26.       CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

27.       FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

28.       SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

29.       APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

30.       SCOPE OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17




* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

UNIVERSITY OF CALIFORNIA, BERKELEY
OFFICE OF TECHNOLOGY LICENSING                                [SEAL]


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 AMENDED AND RESTATED

                                 EXCLUSIVE LICENSE

                                      BETWEEN

                              ACACIA BIOSCIENCES, INC.

                                        AND

                    THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                        FOR

                                 GENE REPORTER MATRIX

                                             UC Case No.: B95-034
                                             [***]


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Effective as of September 1, 1995 (the "EFFECTIVE DATE") and amended and restated as of December 1, 1998 (the "RESTATEMENT DATE"), THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, whose legal address is 1111 Franklin Street, Fifth Floor, Oakland, California 946xx, acting through its Office of Technology Licensing, at the University of California, Berkeley, 2150 Shattuck Avenue, Suite 510, Berkeley, CA 94720-1620 ("REGENTS") and ACACIA BIOSCIENCES, INC., a Delaware corporation having a principal place of business at 4136 Lakeside Drive, Richmond, California 94806 ("LICENSEE"), agree as follows:

1.     BACKGROUND

       1.1 REGENTS has an assignment of the Genome Reporter Matrix for Drug Discovery and Development invented by Jasper D. Rine, Ph.D., a molecular geneticist employed by the University of California, Berkeley, and Matthew N. Ashby, Ph.D., a postdoctoral fellow in Dr. Rifle's laboratory ("INVENTION"), as described in REGENTS' Case No. B95-034 and REGENTS' PATENT RIGHTS as defined below, which are directed to the INVENTION.

       1.2 LICENSEE entered into a Letter Agreement and extension thereof with REGENTS effective January 13, 1995, terminating on October 13, 1995, for the purpose of evaluating the INVENTION and granting LICENSEE an exclusive right to negotiate an option or exclusive license of the INVENTION, which Letter Agreement covers the LICENSEE's commitment to reimburse


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 1                       Confidential

REGENTS' patent costs during the period of good-faith negotiation for an exclusive license.

       1.3 LICENSEE provided REGENTS with an Executive Summary of its drug discovery process and business strategy in order to evaluate its capabilities as a LICENSEE to commercialize the INVENTION.

       1.4    The INVENTION was developed without Government support.

       1.5 Both parties recognize and agree that royalties due hereunder will be paid to REGENTS on both pending patent applications and issued patents.

       1.6 REGENTS wish to have said INVENTION perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

       1.7 LICENSEE wishes to acquire a license under the REGENTS' PATENT RIGHTS for the purpose of undertaking development and to manufacture, use, and distribute under license PRODUCTS as defined below.

       1.8 REGENTS have disclosed to LICENSEE certain information and technical data pertaining to the INVENTION and such disclosure gives the LICENSEE an economic advantage in bringing the INVENTION to market.

       1.9 LICENSEE and REGENTS entered into an Exclusive License Agreement for Gene Reporter Matrix for New Drug Discovery, effective September 1, 1995 with respect to the INVENTION and the REGENTS' PATENT RIGHTS (the "ORIGINAL AGREEMENT"). -

       1.10 LICENSEE and REGENTS desire to amend and restate certain provisions of the ORIGINAL AGREEMENT as set forth in this Amended and Restated Exclusive License Agreement for Gene Reporter Matrix in light of, inter alia, changes in market conditions and changes in the sublicensing strategy of the LICENSEE.

2.     DEFINITIONS

       2.1 "AGREEMENT" means this Amended and Restated Exclusive License Agreement for Gene Reporter Matrix.

       2.2 "REGENTS' PATENT RIGHTS" means [***] entitled, [***] filed by Drs. Rine and Ashby and assigned to REGENTS; and continuing applications of the patent applications from which such Letters Patent issued, including divisions, substitutions, extensions and continuation-in-part applications (only to the extent, however, that claims in the continuation-in-part applications are entitled to the priority filing date of the parent patent application), any patents issuing on said application or continuing applications including reissues; and any corresponding foreign patents or applications.

       2.3 "LICENSED PRODUCTS AND SERVICES" means any product, service, apparatus, kit or component part thereof or other material (i) produced by, or used in, the LICENSED METHOD or (ii) the manufacture, use, sale, offer for sale or importation of which in a particular country:


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 2                       Confidential

              (a) Is covered by a valid claim of an issued, unexpired patent under the REGENTS' PATENT RIGHTS in that country in which such patent has issued (claim of an issued, unexpired REGENTS' PATENT RIGHTS shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken) or;

              (b) Is covered by a pending claim being prosecuted in a pending patent application under the REGENTS' PATENT RIGHTS in that country in which such application is pending.

       2.4 "LICENSED METHOD" means any process or method (i) that is covered by the REGENTS' PATENT RIGHTS in the country in which such process or method is used or (ii) the use or practice of which would constitute, but for the license granted to the LICENSEE pursuant to this Agreement, an infringement of any issued or pending claim within REGENTS' PATENT RIGHTS in that country in which the LICENSED METHOD is used or practiced.

       2.5 "LICENSED FIELD OF USE" means use of the LICENSED PRODUCTS AND SERVICES for any purpose, including without limitation, the identification, discovery, development, optimization or characterization of genetic materials or chemical compounds for diagnostic or therapeutic use, or for agricultural uses such as pesticides, herbicides, and transgenic plant development.

       2.6 "NET LICENSEE REVENUES" means the gross revenues actually received by LICENSEE from the sale, lease or distribution of LICENSED PRODUCTS AND SERVICES by LICENSEE in the form in which they are sold, leased, used or distributed under license, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin and whether or not patent impacted), less the following items but only insofar as they actually pertain to the disposition of such LICENSED PRODUCTS AND SERVICES by LICENSEE and are included in such gross revenues, and (except Item d) are separately billed:

              (a) Import, export, excise, and sales taxes, plus custom duties; if custom duties are part of the licensed price, REGENTS will accept LICENSEE's statement to that effect provided accounting statement is supplied, identifying each item and duty amount included.

              (b) Costs of insurance, packing, and transportation from the place of manufacture to the customer's premises or point of installation;

              (c)    Costs of installation at the place of use; and

              (d)    Credit for returns, allowances, or trades.

       2.7 "SUBLICENSING REVENUES" means the gross revenues actually received by LICENSEE (whether in the form of upfront payments, license fees, license maintenance fees, milestone payments, royalties, minimum royalties or advance royalties) from its sublicensees of the REGENTS PATENT RIGHTS under this Agreement to the extent received in consideration for the sublicensing of such REGENTS PATENT RIGHTS. [***]

       (i) as research and development funding or support payments, to the extent such payments are


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 3                       Confidential
allocated for a specific research and development project or to the extent such payments do not exceed LICENSEE's research and development costs for a project, determined using the then-applicable full-time equivalent funding rate for LICENSEE's research and development personnel (i.e., the rate applicable to LICENSEE's personnel allocated to research and development activities, including salary, benefits, materials, equipment, and allocated overhead),

       (ii) for the purchase of an equity interest in LICENSEE at the fair market value of such interest (with any premium paid by a sublicensee in excess of such fair market value being included in SUBLICENSING REVENUES),

       (iii) as a loan to LICENSEE, to the extent that such loan is not forgivable, and

       (iv) in the form of any advanced royalty payments or option payments to LICENSEE that are refundable to such sublicensee. SUBLICENSING REVENUES specifically excludes any NET LICENSEE REVENUES of LICENSEE.

       2.8 "LICENSED TERRITORY" means United States of America, its territories and possessions, any foreign countries where REGENTS have filed or obtained corresponding foreign patents or applications, and any other foreign countries throughout the world for which REGENTS may lawfully grant a license of REGENTS' PATENT RIGHTS.

3.     GRANT

       3.1 Subject to the limitations set forth in this Agreement REGENTS hereby grants and LICENSEE hereby accepts an exclusive license under the REGENTS' PATENT RIGHTS to make, have made, use, sell, offer for sale, import and distribute under license LICENSED PRODUCTS AND SERVICES and to practice or use the LICENSED METHOD in the LICENSED TERRITORY and in the LICENSED FIELD OF USE.

       3.2 The license under Article 3.1 shall be exclusive for a term commencing as of the effective date of this Agreement and ending on the date of the last to expire patent under the REGENTS' PATENT RIGHTS.

       3.3 REGENTS expressly reserves the non-transferrable right to use the INVENTION and related technology solely for educational and noncommercial research purposes provided, however, that REGENTS may extend such right to any other non-profit entity.

       3.4 LICENSEE shall have a continuing responsibility to keep the REGENTS informed of its large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees.

4.     SUBLICENSES

       4.1 LICENSEE shall have the right to sublicense to third parties the rights granted in Section 3.1 above, provided that LICENSEE has current exclusive rights under this Agreement at the time of grant of such sublicense. REGENTS and LICENSEE agree and understand that LICENSEE may sublicense the REGENTS' PATENT RIGHTS in the following ways:


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 4                       Confidential

       (i) by means of non-exclusive patent licenses to third party potential infringers pursuant to an agreement under which LICENSEE is not obligated to perform services or develop products as part of a collaborative project (a "PATENT SUBLICENSE") and,

       (ii) by means of exclusive or non-exclusive arrangements with third party collaborators for the discovery and development of lead compounds, target genes or products wherein LICENSEE also provides to such third party technology or services proprietary to LICENSEE (a "COLLABORATION AGREEMENT").

       If LICENSEE receives consideration for the grant of a sublicense pursuant to a PATENT SUBLICENSE in a form other than cash, LICENSEE will pay royalties pursuant to Section 6.1(ii) on such consideration on the fair market value of such non-cash consideration. The parties intend that all SUBLICENSING REVENUES that LICENSEE receives from third parties pursuant to a PATENT SUBLICENSE or a COLLABORATION AGREEMENT shall be subject to the royalty provided in Section 6.1(ii), and not included in the calculation of NET LICENSEE REVENUES. For clarification of LICENSEE's obligations under Section 6.1, if LICENSEE enters into an agreement with a third party collaborator for the discovery and development of lead compounds, target genes or products wherein LICENSEE provides to such third party both:

       (A) technology or services that are not covered by the REGENTS' PATENT RIGHTS and,

       (B) LICENSED PRODUCTS AND SERVICES, but such agreement does not provide for such third party to obtain a sublicense under the REGENTS PATENT RIGHTS, then such agreement shall not be a COLLABORATION AGREEMENT and shall be subject to the obligations under Section 6.1(i).

       4.2    Every such sublicense shall contain at least the following:

              (a) A statement setting forth the date upon which LICENSEE's exclusive rights, privileges, and license hereunder shall expire.

              (b) A statement such that the obligations of Articles 9.1, 10, and 16 of this Agreement shall be binding upon the sublicensee as if it were in place of LICENSEE,

              (c) The same provision for indemnification of REGENTS as has been provided for in this Agreement.

       4.3    Every PATENT SUBLICENSE shall contain the following:

                     (i) A statement that such sublicensee(s) shall be precluded from granting further sublicenses.

       4.4    Every COLLABORATION AGREEMENT shall contain the following:

                     (i) A statement that such sublicensee(s) shall be precluded from granting further sublicenses, except to its affiliates and except as agreed upon by LICENSEE, and provided that such sublicensee promptly notifies LICENSEE of any such sublicense, and that such sublicense is subject


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 5                       Confidential
to the same terms as set forth in this Article 4.

       4.5 LICENSEE shall notify REGENTS of each sublicense granted hereunder and furnish to REGENTS a summary of the non-confidential material terms of each such sublicense agreement.

       4.6 LICENSEE shall deliver all reports due REGENTS and received from sublicensees.

       4.7 Upon termination of this Agreement for any reason, all sublicenses that are granted by LICENSEE pursuant to this Agreement shall remain in effect and shall be assigned by LICENSEE to REGENTS except that REGENTS shall not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of REGENTS set forth in this Agreement.

5.     LICENSE ISSUE FEE

       5.1 LICENSEE shall pay to REGENTS a non-creditable, non-refundable license issue fee of [***] shares of common stock in accordance with the following schedule:

              5.1.a [***] shares of common stock due within thirty (30) days of the effective date of this Agreement;

              5.2.b  [***] of the effective date of this agreement;

              5.1.c  [***] of the effective date of this Agreement;

              5.1.d  [***] of the effective date of this Agreement;

              5.1.e [***] upon obtaining cumulative equity financing of [***];

              5.1.f [***] at the time the first patent included within REGENTS' PATENT RIGHTS is allowed; and

              5.1.g  [***] upon the first occurrence of NET LICENSEE REVENUES.

              The University acknowledges that prior to the Restatement Date, LICENSEE has paid the portions of the license issue fee provided for in Sections 5.1(a) through 5.1(f). This fee is non-refundable and not an advance against royalties.

6.     ROYALTIES

       6.1    LICENSEE shall pay to REGENTS earned royalties at the rate of
(i) [***] of all NET LICENSEE REVENUES and (ii) [***] of all SUBLICENSING REVENUES.

       6.2 Royalties shall be payable on NET LICENSEE REVENUES and SUBLICENSING REVENUES covered by both pending patent applications and issued patents.

       6.3 Royalties accruing to the REGENTS shall be paid to the REGENTS quarterly on or before the following dates of each calendar-year:


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 6                       Confidential

                     February 28 for the calendar quarter ending December 31

                     May 31 for the calendar quarter ending March 31

                     August 31 for the calendar quarter ending June 30

                     November 30 for the calendar quarter ending September 30

       6.4 Beginning in the first calendar year after the first occurrence of NET LICENSEE REVENUES and in each succeeding calendar year thereafter, LICENSEE shall pay to the REGENTS a minimum annual royalty of [***] for the life of this Agreement. This minimum annual royalty shall be paid to the REGENTS by February 28 of each year and shall be credited against the earned royalty due and owing on NET LICENSEE REVENUES under Section 6.1 for the calendar year in which the minimum payment was made.

       6.5 All royalties due the REGENTS shall be payable in United States funds collectible at par in San Francisco, California. When LICENSED PRODUCTS AND SERVICES are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which the LICENSED PRODUCTS AND SERVICES were licensed and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

       6.6 Earned royalties on licensed distribution of LICENSED PRODUCTS AND SERVICES occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. The LICENSEE shall also be responsible for all bank transfer charges.

       6.7 LICENSEE shall make all payments under this Agreement by check payable to "The Regents of the University of California" and forward it to REGENTS at the address shown in Article 23.

       6.8 In the event that any patent or any claim thereof included within the REGENTS' PATENT RIGHTS expires or shall be held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has been or can be taken, all obligation to pay royalties for LICENSED PRODUCTS AND SERVICES based on, covered by, or made using such patent or claims or any claims patentably indistinct therefrom shall cease as of the date of such expiration or final decision. LICENSEE shall not, however, be relieved from paying any royalties for LICENSED PRODUCTS AND SERVICES that accrued before such expiration or decision or that are based on another valid patent or claim not expired or involved in such decision.

7.     DUE DILIGENCE

       7.1 LICENSEE, upon execution of this Agreement, shall use diligent commercial efforts to proceed with the development, manufacture, and distribution under license of LICENSED PRODUCTS AND SERVICES and shall use diligent commercial efforts to market them in quantities sufficient to meet the market demand. LICENSEE shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 7                       Confidential

       7.2 LICENSEE specifically commits to achieving the following objectives in its due diligence activities hereunder:

              (a) Provide a business plan to REGENTS within [***] from the effective date of this Agreement which demonstrates how LICENSEE plans to acquire and apply the resources needed to commercialize the INVENTION;

              (b) Establish a sponsored research program with the University of California, Berkeley, within [***] of the effective date of this Agreement to complete development and test the INVENTION. Should permission to conduct a sponsored research program be denied by the campus committee on conflict of interest, then THE REGENTS shall inform LICENSEE in writing of this decision. LICENSEE must then provide a written plan to THE REGENTS for the alternative development of the technology by another means within sixty (60) days of the receipt of the notification from THE REGENTS. THE REGENTS shall respond promptly to the alternative plan but if not acceptable, then LICENSEE agrees to implement THE REGENTS' reasonable requests.

              (c) Develop and implement a patent strategy that results in appropriate filings of additional patent applications covering inventions relating to the INVENTION within [***] of the effective date of this Agreement and meet any statutory bar deadlines due to publications by filing appropriate patent applications;

              (d) Establish a facility for the research, development, sale, and marketing of LICENSED PRODUCTS AND SERVICES and LICENSED METHODS within [***] of the effective date of this Agreement;

              (e) Achieve either private, venture capital or corporate research or equity financing in the minimum amount of [***] within thirty
(30) months of the effective date of this Agreement; and

              (f) Have first occurrence of NET LICENSEE REVENUES within [***] of the effective date of this Agreement.

              The University acknowledges that prior to the Restatement Date, LICENSEE has achieved the requirements in this Article 7.2 (a) -(e).

       7.3 If LICENSEE is unable to meet any of its due diligence obligations set forth in Article 7.2, then REGENTS shall so notify LICENSEE of failure to perform. LICENSEE shall have the right and option to extend the target date of any such due diligence obligation for a period of [***] upon the payment of [***]of the extension date for each [***] extension option exercised by LICENSEE. These payments are in addition to the minimum royalty payments specified in Article 6.4. Should LICENSEE opt not to extend the obligation or fail to meet it by the extended target date, then REGENTS shall have the right and option either to terminate this Agreement or to reduce the LICENSEE's exclusive license to a non-exclusive royalty bearing license. This right, if exercised by REGENTS, supersedes the rights granted in Article 3. The right to terminate this Agreement or reduce LICENSEE's exclusive license granted hereunder to a non-exclusive license shall be REGENTS' sole remedy for breach of Article 7. However, if LICENSEE is unable to perform any of the due diligence obligations set forth in Article 7.2 due to hardships beyond LICENSEE's control while LICENSEE has demonstrated diligent commercial efforts to perform these obligations, then


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 8                       Confidential

REGENTS may extend the dates as appropriate (after conferring with LICENSEE in good faith and, in any event, on at least a day to day basis) in writing to LICENSEE, and REGENTS shall not terminate this Agreement or reduce LICENSEE's exclusive license to a non-exclusive license.

       7.4 At the request of either party, any controversy or claim arising out of or relating to the diligence provisions of Article 7.2 shall be settled by arbitration conducted in San Francisco, CA in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction. In determination of due diligence, the arbitrator may determine solely the issues of fact or law with respect to termination of LICENSEE's or REGENTS' respective rights under this Agreement but shall not have the authority to award monetary damages or grant equitable relief.

       7.5 To exercise either the right to terminate this Agreement or to reduce the license to a non-exclusive license for lack of diligence required in Article 7.2, REGENTS must give LICENSEE written notice of the deficiency. The LICENSEE thereafter has [***] to cure the deficiency or to request arbitration. If REGENTS has not received a written request for arbitration or satisfactory tangible evidence that the deficiency has been cured by the end of the [***] period, then REGENTS may, at its option, either terminate the Agreement or reduce LICENSEE's exclusive license to a non-exclusive license by giving written notice to LICENSEE. These notices shall be subject to
Article 23 (Notices).

8.     PROGRESS AND ROYALTY REPORTS

       8.1 Prior to the Restatement Date, LICENSEE has submitted to REGENTS a progress report covering LICENSEE's activities related to the development and testing of all LICENSED PRODUCTS AND SERVICES and the obtaining of the governmental approvals necessary, if any, for marketing in the United States. These progress reports have been made for all LICENSED PRODUCTS AND SERVICES prior to the first commercial sale of such LICENSED PRODUCTS AND SERVICES in the United States.

       8.2 LICENSEE also agrees to report to REGENTS in its immediately subsequent progress and royalty report, due on Jan. 1, 1999, the date of first commercial distribution under license of LICENSED PRODUCTS AND SERVICES.

       8.3 After the first commercial distribution under license of LICENSED PRODUCTS AND SERVICES by LICENSEE anywhere in the world, LICENSEE will make quarterly royalty reports to REGENTS within sixty (60) days after the quarters ending March 31, June 30, September 30, and December 31, of each year. Each such royalty report shall include at least the following:

              (a) The number of LICENSED PRODUCTS AND SERVICES manufactured and the number of customers to whom LICENSED PRODUCTS AND SERVICES were provided or licensed;

              (b)    Gross revenue for LICENSED PRODUCTS AND SERVICES licensed;

              (c)    NET LICENSEE REVENUES pursuant to Article 2.6;

              (d)    Total SUBLICENSING REVENUES;


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 9                       Confidential

              (e) Total royalties due REGENTS on such NET LICENSEE REVENUES and SUBLICENSING REVENUES; and

              (f) Names and addresses of any new sublicensees along with a summary of the non-confidential material terms of each new sublicense agreement entered into during the reporting quarter.

       8.4 If no distribution under license of LICENSED PRODUCTS AND SERVICES has been made during the report period, a statement to this effect is required.

9.     BOOKS AND RECORDS

       9.1 LICENSEE shall keep full, true, and accurate books of accounts containing all particulars that may be necessary for the purpose of showing the amount of royalties payable to REGENTS. Said books of accounts shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times during normal business hours upon reasonable notice, for [***] following the end of the calendar year to which they pertain, to the inspection and audit by an independent certified public accountant retained by REGENTS for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Such independent certified accountant shall be bound to hold all information in confidence except as necessary to communicate LICENSEE's non-compliance with this AGREEMENT to REGENTS.

       9.2 The fees and expenses of REGENTS' representatives performing such an examination shall be borne by REGENTS. However, if an error in underpaid royalties to REGENTS of more than [***] of the total royalties due for any year is discovered, then the fees and expenses of these representatives shall be borne by LICENSEE.

10.    LIFE OF THE AGREEMENT

       10.1 Unless otherwise terminated by the operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the effective date recited on page one and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement.

       Any termination of this Agreement shall not affect the rights and obligations set forth in the following articles:

                     Article 4     Sublicenses

                     Article 9     Books and Records

                     Article 10    Life of the Agreement

                     Article 13    Disposition of PRODUCTS on Hand Upon
                                   Termination

                     Article 16    Use of Names and Trademarks

                     Article 19    Indemnification

                     Article 24    Late Payments


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 10                      Confidential

                     Article 26    Confidentiality

       10.3 Any termination of this Agreement shall not relieve LICENSEE of its obligation to pay any monies due or owing at the time of such termination and shall not relieve any obligations, of either party to the other party, established prior to termination.

11.    TERMINATION BY REGENTS

       If LICENSEE should violate or fail to perform any term or covenant of this Agreement, then REGENTS may give written notice of such default ("Notice of Default") to LICENSEE. If LICENSEE should fail to repair such default within [***] of the effective date of such notice, REGENTS shall have the right to terminate this Agreement and the licenses herein by a second written notice ("Notice of Termination") to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of such notice, Such termination shall not relieve LICENSEE of its obligation to pay any royalty or license fees owing at the time of such termination and shall not impair any accrued rights of REGENTS. These notices shall be subject to Article 23 (Notices).

12.    TERMINATION BY LICENSEE

       12.1 LICENSEE shall have the right at any time to terminate this Agreement in whole or as to any portion of REGENTS' PATENT RIGHTS by giving notice in writing to REGENTS. Such notice of termination shall be subject to
Article 23 (Notices) and termination of this Agreement shall be effective [***] from the effective date of such notice.

       12.2 Any termination pursuant to the above paragraph shall not relieve LICENSEE of any obligation or liability accrued hereunder prior to such termination or rescind anything done by LICENSEE or any payments made to REGENTS hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of REGENTS arising under this Agreement prior to such termination.

13.    DISPOSITION OF PRODUCTS ON HAND UPON TERMINATION

       Upon termination of this Agreement LICENSEE shall have the privilege of disposing of all previously made or partially made LICENSED PRODUCTS, but no more, within a period of one hundred and twenty (120) days following the effective date of termination, provided, however, that the sale of such LICENSED PRODUCTS shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

14.    PATENT PROSECUTION AND MAINTENANCE

       14.1 REGENTS shall diligently prosecute and maintain the United States and foreign patent applications and patents under REGENTS' PATENT RIGHTS using counsel of its choice, provided that the continued use of such counsel at any point in the patent prosecution process subsequent to initial filing of a U.S. patent application covering the INVENTION, including preparation and filing of divisions, substitutions, extensions, continuation-in-part applications, and corresponding foreign applications, shall be subject to the approval of LICENSEE. REGENTS shall promptly provide


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 11                      Confidential

LICENSEE with copies of all relevant documentation so that LICENSEE may be currently informed and apprised of the continuing prosecution and LICENSEE agrees to keep this documentation confidential in accordance with Article 26 herein. LICENSEE may comment upon such documentation, provided, however, that if LICENSEE has not commented upon such documentation prior to the deadline for filing a response with the relevant government patent office, REGENTS shall be free to respond appropriately without consideration of LICENSEE's comments. LICENSEE and LICENSEE's patent counsel shall have the right to consult with patent counsel chosen by REGENTS.

       14.2 REGENTS shall use all reasonable efforts to prepare or amend any patent application to include claims reasonably requested by LICENSEE to protect the products contemplated to be sold, or methods or procedures to be practiced under this Agreement.

       14.3 Subject to Articles 14.4 and 14.6, all past, present, and future costs for preparing, filing, prosecuting, and maintaining all United States and foreign patent applications, and patents issuing thereon and contemplated by the executed Letter Agreement dated January 13, 1995, and this Agreement and not paid for by a third party shall be borne by LICENSEE, so long as the licenses granted to LICENSEE herein are exclusive. If, however, REGENTS reduces the exclusive licenses granted herein to non-exclusive licenses pursuant to Articles 7.3, 7.4, or 7.5 and REGENTS grants additional license(s), the costs of preparing, filing, prosecuting and maintaining such patent applications and patents shall be divided equally among the licensed parties from the effective date of each subsequently granted license agreement.

       14.4 REGENTS shall file, prosecute and maintain, at the request of LICENSEE, patent applications and patents covered by REGENTS' PATENT RIGHTS in foreign countries, if available, and if LICENSEE so desires. LICENSEE must notify REGENTS within nine (9) months of the filing of the corresponding United States application of its decision to obtain foreign patents. The notice concerning foreign filing shall be in writing and must identify the countries desired. The absence of such a notice from LICENSEE to REGENTS within such nine
(9) month period shall be considered an election not to secure foreign rights. REGENTS shall have the right to file patent applications at its own expense in any country which LICENSEE has not included in the list of desired countries and such application and resultant patents shall not be subject to this Agreement.

       14.5 All patents and patent applications under this Agreement shall be held in the name of REGENTS, and shall be subject to the terms and provisions hereof. REGENTS shall take into consideration LICENSEE's reasonable suggestions in the preparation and prosecution of REGENTS' PATENT RIGHTS covering the INVENTION in order to obtain the broadest claims and protection.

       14.6 LICENSEE's obligation to underwrite and to pay all domestic and foreign patent filing, prosecution, and maintenance costs shall continue for so long as this Agreement remains in effect, provided, however, that LICENSEE may terminate its obligations with respect to any given patent application or patent in any or all designated countries upon [***] written notice to REGENTS. REGENTS will use its best efforts to curtail patent costs when such a notice is received from LICENSEE. REGENTS may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that LICENSEE shall have no further right or licenses thereunder.

15.    MARKING


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 12                      Confidential

       Prior to the issuance of patents under REGENTS' PATENT RIGHTS, LICENSEE agrees to mark LICENSED PRODUCTS AND SERVICES (or their containers or labels) made, sold, licensed or otherwise disposed of by it in the United States under the license granted in this Agreement with the words "Patent Pending," and following the issuance in the United States of one or more patents under REGENTS' PATENT RIGHTS, with the numbers of the REGENTS' PATENT RIGHTS. All LICENSED PRODUCTS OR SERVICES shipped to, manufactured, or sold in other countries shall be marked in such manner as to conform with the patent laws and practice of such countries.

16.    USE OF NAMES AND TRADEMARKS

       Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law or consented to in writing by REGENTS, the use of the name "The Regents of the University of California" or the name of any University of California campus is expressly prohibited.

17.    LIMITED WARRANTIES

       17.1 REGENTS warrants to LICENSEE that it has the lawful right to grant this license.

       17.2 These licenses and the associated INVENTION are provided without WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. REGENTS MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE LICENSED PRODUCTS AND SERVICES OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS.

       17.3 IN NO EVENT WILL REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THE LICENSE GRANTED HEREUNDER OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

       17.4   Nothing in this Agreement is or shall be construed as:

              (a) A warranty or representation by REGENTS as to the validity or scope of any REGENTS' PATENT RIGHTS; or

              (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

              (c) An obligation to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 18; or

              (d) Conferring by implication, estoppel, or otherwise any license or rights under any patents of REGENTS other than REGENTS' PATENT RIGHTS as defined herein; or

              (e) An obligation to furnish any know how, not provided in REGENTS' PATENT RIGHTS.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 13                      Confidential

18.    PATENT INFRINGEMENT

       18.1 In the event that LICENSEE shall learn of the substantial infringement of any REGENTS' PATENT RIGHTS under this Agreement, LICENSEE shall promptly inform REGENTS with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither will notify a third party of the infringement without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts, in cooperation with each other, to terminate such infringement without litigation.

       18.2 LICENSEE may request that REGENTS take legal action against the infringement. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to LICENSEE. If the infringing activity has not been abated within ninety (90) days following the effective date of such request, REGENTS shall have the right to:

              (a)    Commence suit on its own account; or

              (b)    Refuse to participate in such suit.

REGENTS shall give notice of its election in writing to LICENSEE by the end of the 100th day after receiving notice of such request from LICENSEE, and absent refusal to participate in such suit, shall commence suit promptly thereafter. LICENSEE shall have the right to join or intervene at its own expense in any such suit commenced by REGENTS.

LICENSEE may bring suit for patent infringement if, and only if, REGENTS elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where LICENSEE had exclusive rights under this Agreement. However, in the event LICENSEE elects to bring suit in accordance with this paragraph, REGENTS may thereafter join such suit at its own expense.

       18.3 Such legal action as is decided upon shall be at the expense of the party on whose account suit is brought and all recoveries recovered thereby shall belong to such party, provided that legal action brought jointly by REGENTS and LICENSEE (or by one such party with later joinder or intervention by the other) and fully participated in by both, shall be shared jointly by them in proportion to the share of expense paid by each party.

       18.4 Each party agrees to cooperate with the other in legal proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such legal proceedings shall be controlled by the party bringing the action, except that REGENTS may be represented by counsel of its choice, at its sole expense, in any action brought by LICENSEE and LICENSEE may be represented by counsel of its choice, at its sole expense, in any action brought by REGENTS.

19.    INDEMNIFICATION

       LICENSEE agrees, and agrees to require its sublicensees, to indemnify, hold harmless, and defend REGENTS and its officers, employees, and agents; sponsor(s) of the research that led to the INVENTION; and the inventors of the patents and patent applications in REGENTS' PATENT RIGHTS


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 14                      Confidential
and their employees against any and all liability, claims, suits, losses, damages, costs, fees, and expenses for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, lease or other disposition of the INVENTION, REGENTS' PATENT RIGHTS, or LICENSED PRODUCTS AND SERVICES by LICENSEE, by its sublicensees, or each of their customers.

20.    EXPORT CONTROLS

       LICENSEE understands that REGENTS are subject to United States laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), controlling the export of technical data, computer software, laboratory prototypes and other commodities, and REGENTS' obligations under this Agreement are contingent on compliance with such laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export such technical data and/or commodities to certain foreign countries without prior approval of such agency. REGENTS neither represent that a license shall not be required nor that, if required, it shall be issued.

21.    FOREIGN GOVERNMENTAL APPROVAL OR REGISTRATION

       If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so.

22.    ASSIGNMENT

       This Agreement is binding upon and shall inure to the benefit of REGENTS, its successors and assigns, provided, however, this Agreement shall be personal to LICENSEE and assignable by LICENSEE only with the written consent of REGENTS, which consent shall not be unreasonably withheld, except that LICENSEE may freely assign this Agreement to an acquirer of all or substantially all of LICENSEE's stock, assets or business.

23.    NOTICES

       All notices under this Agreement shall be deemed to have been fully given when done in writing and deposited in the United States mail, registered or certified, and addressed as follows:



       To REGENTS:          Office of Technology Licensing
                            2150 Shattuck Avenue, Suite 510
                            Berkeley, CA 94720-1620
                            Attn: Director (UC Case No.: B95-034)

       To LICENSEE:         Acacia Biosciences, Inc. 4136 Lakeside Drive
                            Richmond, CA 94806
                            Attn.: President


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 15                      Confidential

       Either party may change its address upon written notice to the other party.

24.    LATE PAYMENTS

       In the event royalty payments or fees are not received by REGENTS when due, LICENSEE shall pay to REGENTS interest charges at a rate of [***]. Such interest shall be calculated from the date payment was due until actually received by REGENTS.

25.    WAIVER

       25.1 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

       25.2 None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

26.    CONFIDENTIALITY

       26.1 LICENSEE and REGENTS respectively shall hold the other party's proprietary business, terms of this Agreement, patent prosecution material, and technical information and other proprietary information in confidence and against disclosure to third parties with at least the same degree of care as it exercises to protect its own data and license agreements of a similar nature.

       26.2 Nothing contained herein shall in any way restrict or impair the right of LICENSEE or REGENTS to use, disclose, or otherwise deal with any information or data which:

              (a) at the time of disclosure to a receiving party is generally available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the receiving party;

              (b) the receiving party can show by written record was in its possession prior to the time of disclosure to it hereunder and was not acquired directly or indirectly from the disclosing party;

              (c) is independently made available to the receiving party without restrictions as a matter of right by a third party;

              (d) is subject to disclosure under the California Public Records Act or other requirements of law.

       26.3 It is understood that REGENTS shall be free to release to the inventors and senior administrators employed by REGENTS the terms and conditions of this Agreement upon their request. If such release is made, REGENTS shall inform such employees of the confidentiality obligations set forth above and shall request and use its best efforts to ensure that they do not disclose such terms and conditions to others. it is further understood that should a third party inquire whether a license to REGENTS' PATENT RIGHTS is available, REGENTS may disclose the existence of this Agreement and the extent of the grant in
Article 3 to such third party, but shall not disclose the name of LICENSEE, except where REGENTS are required to release information under either the California Public Records


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 16                      Confidential

Act or other applicable law, provided REGENTS shall give prior written notice to LICENSEE of such disclosure.

       26.4 LICENSEE and REGENTS agree to destroy or return to the disclosing party proprietary information received from the other in its possession within fifteen (15) days following the effective date of termination of this Agreement. However, each party may retain one copy of proprietary information of the other solely for archival purposes in non-working files for the sole purpose of verifying the ownership of the proprietary information, provided such proprietary information shall be subject to the confidentiality provisions set forth in Article 26.1. LICENSEE and REGENTS agree to provide each other, within thirty (30) days following termination of this Agreement, with a written notice that proprietary information has been returned or destroyed.

       26.5 The terms of this Article 26 (Confidentiality) shall expire in [***] from the official date of termination of this Agreement.

27.    FORCE MAJEURE

       The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the parties' respective obligations hereunder shall resume.

28.    SEVERABILITY

       The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

29.    APPLICABLE LAW

       THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. QUESTIONS CONCERNING THE LAW AND EFFECT OF THE REGENTS' PATENT RIGHTS SHALL BE DETERMINED BY THE LAW OF THE COUNTRY IN WHICH THE PATENT WAS GRANTED.

30.    SCOPE OF AGREEMENT

       This Agreement (except for the Letter Agreement dated January 13, 1995 and extension thereof, which shall continue to the extent it is not inconsistent with this Agreement) incorporates the entire agreement between the parties with respect to the subject matter hereof, and this Agreement may be altered. or modified only by written amendment duly executed by the parties hereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 17                      Confidential

THE REGENTS OF THE                        ACACIA BIOSCIENCES, INC.
UNIVERSITY OF CALIFORNIA

By: /s/: William A. Hoskins               By: /s/: Bruce Cohen
    ---------------------------------        ----------------------------------
         William A. Hoskins                        Bruce Cohen
         Director                                  President and Chief Executive
         Office of Technology Licensing            Officer

Date: January 4, 1999                     Date: December 23, 1998
     --------------------------------          --------------------------------




* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                    Page 18                      Confidential